John P MacLean
                     Certified Public Accountant
                         15701 Alameda Drive
                      Bowie, Maryland 20716-1312
                             301/249-4900
                          Fax: 301/249-9296

December 15, 1998

Securities and Exchange Commission
450 Fifth Street NW
Washington DC 20549


I concur with the statements made in the December 4, 1998, 8-K report filed by Chatsworth Acquisition Corporation.

       Sincerely,


       /s/ John P.  MacLean, CPA, CFP